UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN
-----------------------------------------------------------
(Full title of the plans)

Bami Bastani
Chief Executive Officer and President
ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, New Jersey 07059
--------------------------------------------------------------------------------
(Name and address of agent for service)

(908) 668-5000
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(Telephone number, including area code, of agent for service)

With a Copy to:

Stephen A. Greene, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed maximum Offering Price Per Share (5)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock (par value $0.01 per share) (1)(2)	2,700,000(3)	$1.70	$4,590,000	$540.24
	1,000,000(4)	$1.70	$1,700,000	$200.09
Total:	3,700,000		$6,290,000	$740.33

(1) Includes the preferred share purchase rights associated with the Common Stock under the Registrant's Shareholder Rights Agreement.

(2) Includes an indeterminate number of securities that may be issuable by reason of stock splits, stock dividends or similar transactions, in accordance with Rule 416 under the Securities Act of 1933, as amended.

(3) Represents the maximum number of shares which may be issued under the 2005 Long Term Incentive and Share Award Plan the ("2005 Plan").

(4) Represents the maximum number of additional shares which may be issued upon the exercise of options granted under the Amended and Restated Employee Stock Purchase Plan (the "ESPP"). The Registrant previously registered 1,693,750 shares for issuance upon the exercise of options granted under the ESPP.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1), based on an exercise price equal to the average of the high and low price per share of the Registrant's Common Stock on June 13, 2005 as reported on the Nasdaq Stock Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a)prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed by ANADIGICS, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2004.

(2)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2005.

(3)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2005.

(4)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 2005.

(5)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 25, 2005.

(6)	The Registrant’s Current Report on Form 8-K filed with the Commission on June 3, 2005.

(7)
The Registrant’s description of its common stock, par value $0.01 (the “Common Stock”) incorporated by reference from its Registration Statement on Form 8-A, filed March 8, 1995, including any amendment or report filed for the purpose of updating such description.

(8)	The Registrant’s description of its preferred share purchase rights contained in its Registration Statement on Form 8-A/A filed on September 9, 1999.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains a provision providing that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends as provided in Section 174 of the DGCL and (iv) any transaction from which the director derived an improper personal benefit. This provision is intended to eliminate the risk that a director might incur personal liability to the Registrant or its stockholders for breach of the duty of care. The Certificate of Incorporation also provides that if Delaware law is amended to eliminate or limit further the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited, without further stockholder action.

Section 145 of the DGCL contains provisions permitting and, in some situations, requiring Delaware corporations, such as the Registrant, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The By-Laws of the Registrant contain such a provision requiring indemnification by the Registrant of its directors and officers to the fullest extent permitted by law, as the law may be amended from time to time.

The Registrant maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers of the Registrant and/or its subsidiaries, as the case may be.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following exhibits are filed as part of this Registration Statement:

3.1
Amended and Restated Certificate of Incorporation of ANADIGICS, Inc., together with all amendments thereto (incorporated herein by reference from the Registrant’s Registration Statement on Form S-3, filed December 13, 2001).

3.2	Amended and Restated By-laws of ANADIGICS, Inc. (incorporated herein by reference from the Registrant’s Registration Statement on Form S-3, filed December 13, 2001).

4.1
Rights Agreement between ANADIGICS, Inc. and Chase Mellon Shareholder Services L.L.C., as Rights Agent, dated as of December 17, 1998 (incorporated herein by reference from the Registrant’s current report on Form 8-K, filed on December 17, 1998).

4.2
Amendment No. 1 to the Rights Agreement between ANADIGICS, Inc. and Chase Mellon Shareholder Services L.L.C., as Rights Agent, dated as of November 20, 2000 (incorporated herein by reference from the Registrant’s current report on Form 8-K, filed on December 4, 2000).

5.1	Opinion of Cahill Gordon & Reindel LLP.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Cahill Gordon & Reindel LLP(included in Exhibit 5.1).*

24.1	Power of Attorney (set forth on the signature pages to this Registration Statement).*

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* Filed herewith.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement to the extent that such information required to be included by clauses (i) and (ii) is not contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shallbe deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1993, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on June 20, 2005.

ANADIGICS, INC.

By:/s/ Thomas/C/Shields
-----------------------
Thomas C. Shields
Sr. Vice President & CFO

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Bami Bastani and Thomas Shields, or either of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bami Bastani	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2005
Dr. Bami Bastani

/s/ Thomas C. Shields	Senior Vice President and Chief Financial Officer (Principal Financial Accounting Officer)	June 20, 2005
Thomas C. Shields

/s/ Ronald Rosenzweig	Chairman of the Board of Directors	June 20, 2005
Ronald Rosenzweig

/s/ Paul S. Bachow	Director	June 20, 2005
Paul S. Bachow

/s/ Garry McGuire	Director	June 20, 2005
Garry McGuire

/s/ Harry T. Rein	Director	June 20, 2005
Harry T. Rein

/s/ Lewis Solomon	Director	June 20, 2005
Lewis Solomon

/s/ Denny Strigl	Director	June 20, 2005
Dennis F. Strigl

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

3.1
Amended and Restated Certificate of Incorporation of ANADIGICS, Inc., together with all amendments thereto (incorporated herein by reference from the Registrant’s Registration Statement on Form S-3, filed December 13, 2001).

3.2	Amended and Restated By-laws of ANADIGICS, Inc. (incorporated herein by reference from the Registrant’s Registration Statement on Form S-3, filed December 13, 2001).

4.1
Rights Agreement between ANADIGICS, Inc. and Chase Mellon Shareholder Services L.L.C., as Rights Agent, dated as of December 17, 1998 (incorporated herein by reference from the Registrant’s current report on Form 8-K, filed on December 17, 1998).

4.2
Amendment No. 1 to the Rights Agreement between ANADIGICS, Inc. and Chase Mellon Shareholder Services L.L.C., as Rights Agent, dated as of November 20, 2000 (incorporated herein by reference from the Registrant’s current report on Form 8-K, filed on December 4, 2000).

5.1	Opinion of Cahill Gordon & Reindel LLP.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (set forth on the signature pages to this Registration Statement).*

*	Filed herewith.